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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     Tesoro Petroleum Corporation is publicly held and has no parent. The subsidiaries listed below are wholly-owned. Small or inactive subsidiaries are omitted from the list below. Such omitted subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" for the year ended December 31, 1997.

                                                              INCORPORATED
                                                              OR ORGANIZED
                                                               UNDER LAWS
                   NAME OF SUBSIDIARY(1)                           OF
                   ---------------------                      -------------
Tesoro Alaska Petroleum Company.............................  Delaware
Tesoro Alaska Pipeline Company..............................  Delaware
Tesoro Bolivia Petroleum Company............................  Texas
Tesoro Exploration and Production Company(2)................  Delaware
Tesoro Financial Services Holding Company...................  Delaware
     Victory Finance Company................................  Delaware
Tesoro Gas Resources Company, Inc.(2).......................  Delaware
     Tesoro E&P Company, L.P.(2)............................  Delaware
Tesoro Hawaii Corporation(3)................................  Hawaii
Tesoro Marine Services Holding Company......................  Delaware
     Tesoro Marine Services, Inc............................  Delaware
Tesoro Natural Gas Company..................................  Delaware
Tesoro Northstore Company...................................  Alaska
Tesoro South Pacific Petroleum Company(3)...................  California

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(1) Where the name of a subsidiary is indented, it is wholly-owned by its immediate parent listed at the margin above it, unless otherwise indicated.

(2) Tesoro E&P Company, L.P. is owned 99% by Tesoro Gas Resources Company, Inc. and 1% by Tesoro Exploration and Production Company.

(3) Acquired on May 29, 1998.